TRADEMARKS, TRADENAMES, AND URLS PURCHASE AGREEMENT

This Trademarks, Tradenames, and URLs Purchase Agreement (the "Agreement") is entered into as of this 27th day of August, 2024, by and between Mow Trim Blow Franchising, Inc., Mow Trim Blow LLC and Mow Trim Blow Incorporated (collectively, the "Sellers"), and HST Global,

Inc., a Nevada corporation with an address at 509 Old Great Neck Road, Suite 105, Virginia Beach, VA 23454 (the "Buyer").

RECITALS

WHEREAS, the Sellers are the owners of the rights to the tradenames, trademarks, and URLs associated with the following: Mow Trim Blow.com, DemiFare.com, MosquitoBlasters.com, JetSeg.com, TruMulch.com, ShrubTrimmers.com, Trex-Decks.com, and MTBGarageDoorRepair.com (collectively, the "Assets"); and

WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, all rights, title, and interest in and to the Assets, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

1.PURCHASE AND SALE

1.1Assets Purchased. Subject to the terms and conditions of this Agreement, the Sellers hereby sell, transfer, and assign to the Buyer, and the Buyer hereby purchases from the Sellers, all of the Sellers' rights, title, and interest in and to the Assets.

1.2No Other Assets. The purchase of the Assets does not include any existing business operations, other assets, or liabilities of the Sellers.

2.PURCHASE PRICE

2.1Purchase Price. The purchase price for the Assets shall be paid by the Buyer to the Sellers in restricted common stock of the Buyer (the "Purchase Price"). The number of shares of restricted common stock shall be issued as follows on a pre-reverse split adjusted basis:

Doron Marketing LLC – 500,000

784 Oriole Drive

Virginia Beach, VA 23451 47-3452184

Michael McSherry -110,156 2272 40th Avenue East Seattle, WA 98112

###-##-####

Tim Skeen – 500,000 9201 Campanile Circle

Naples, FL 34114

###-##-####

Keith Micha – 100,000 706 River Rock Way #104 Newport News, VA 23608 ###-##-####

2.2Restriction on Sale. The restricted common stock issued as the Purchase Price shall not be sold, transferred, or otherwise disposed of by the Sellers for a period of at least one (1) year from the date of issuance.

3.REPRESENTATIONS AND WARRANTIES

3.1Sellers' Representations and Warranties. Each Seller represents and warrants to the Buyer as follows:

a.The Seller has the full power and authority to enter into this Agreement and to perform their obligations hereunder.

b.The Seller is the sole owner of the rights, title, and interest in and to the Assets, free and clear of all liens, encumbrances, and claims.

c.The execution and delivery of this Agreement and the performance of the Seller's obligations hereunder do not and will not conflict with or result in a breach of any agreement, instrument, or understanding to which the Seller is a party or by which the Seller is bound.

3.2Buyer's Representations and Warranties. The Buyer represents and warrants to the Sellers as follows:

a.The Buyer has the full power and authority to enter into this Agreement and to perform its obligations hereunder.

b.The restricted common stock issued as the Purchase Price is duly authorized, validly issued, fully paid, and non-assessable, and is subject to the restrictions on transfer set forth herein.

4.CLOSING

4.1Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a mutually agreed-upon date and time.

4.2Deliveries at Closing. At the Closing:

a.The Sellers shall deliver to the Buyer duly executed assignments transferring the Sellers' rights, title, and interest in and to the Assets to the Buyer.

b.The Buyer shall deliver to the Sellers certificates representing the restricted common stock constituting the Purchase Price.

5.MISCELLANEOUS

5.1Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

If to the Sellers:

Mow Trim Blow et al

1340 N. Great Neck Road 1272-384 Virginia Beach, VA 23454

If to the Buyer:

HST Global, Inc.

509 Old Great Neck Road, Suite 105 Virginia Beach, VA 23454

5.2Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws principles.

5.3Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

5.4Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by both parties.

5.5Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Mow Trim Blow LLC

By: /s/ Mike Field  8/26/2024

Mow Trim Blow Franchising, Inc.

By: /s/ Mike Field 8/26/2024

Mow Trim Blow Incorporated

By: /s/ Mike Field  8/26/2024

HST Global, Inc.

By: /s/ Jason Murphy 8/26/2024

     /s/ Mike Field8/26/2024